STOCK OPTION AGREEMENT


                  AGREEMENT made October 2, 2000, between Meridian USA Holdings, Inc., a Florida corporation (hereinafter called the "Company"), and Christopher Valleau (hereinafter called the "Employee").

                  WHEREAS, the Board of Directors of the Company has adopted an incentive stock option plan for the benefit of its key employees; and

                  WHEREAS, the Board of Directors of the Company has determined that it is to the advantage and interest of the Company and its shareholders to grant the option provided for herein to the Employee as an inducement to remain in the service of the Company and its subsidiary corporations, and as an incentive for increased effort during such service.

                  NOW, THEREFORE, in consideration of the mutual covenants contained in this contract, the parties to it agree as follows:

1. Grant of option. The Company grants to the Employee the right and option to purchase from it, on the terms and conditions following, all or any part of an aggregate of 20,000 shares of the authorized, issued and outstanding $.001 par value common shares of the Company. The purchase price shall be $1.00 per share. The Employee may elect to exercise the options at the times and for the number of shares indicated as follows: (a) on or after September 30, 2001, 5,000 shares; (b) on or after September 30, 2002, 5,000 shares; (c) on or after September 30, 2003, 5,000 shares; and (d) on or after September 30, 2004, 5,000 shares. All options not exercised on or before September 30, 2010 ("termination date") will terminate and become null and void.

2. No partial exercise of such option may be for less than 100 full shares. In no event shall the Company be required to transfer fractional shares to the Employee.

3. Method of Exercise. The option granted under this Agreement shall be exercisable from time to time, as provided above, by the payment in cash or certified funds to the Company of the purchase price of the shares which the Employee elects to purchase.

4. Termination of option. The option and all rights granted by this Agreement, to the extent those rights have not been exercised, will terminate and become null and void on the option termination date or sooner if the Employee ceases to be in the continuous employ of the Company (whether by resignation, retirement, dismissal, or otherwise). However, in the event of termination of such employment for any reason other than the Employee's death, the Employee may exercise the option at any time within the following three-month period to the extent such option was exercisable by him on the date of termination of such employment. If the Employee dies while employed by the Company or within the three-month period following the termination of such employment, the person or persons to whom his rights under the option shall pass, whether by will or by the applicable laws of descent and distribution, may exercise such option to the extent the Employee was entitled to exercise it on the date of his death, for a period of one year following such death. Notwithstanding anything in this Agreement to the contrary, the option and all rights granted by this contract shall in all events terminate and become null and void ten years from the date of this Agreement.

5. Accelerated Vesting. In the event there is a change in control of the Company and thereafter (i) Employee's employment is terminated without cause; or (ii) Employee's place of employment is relocated by the Company more than 75 miles from its location just prior to the change in control and Employee does not wish to relocate, then upon the occurrence of either of the aforesaid events, all outstanding options shall become vested and Employee or his legal representatives, as the case may be, may exercise such options at any time within the following three month period. For the purposes of this paragraph, "change in control" means a sale of assets or shares of the Company or a merger or other combination involving the Company as a result of which the current members of the Company's Board of Directors or their designees no longer constitute a majority of the Company's Board of Directors.

6. Limitation upon transfer. During the lifetime of the Employee the option and all rights granted in this Agreement shall be exercisable only by the Employee, and except as paragraph 3 otherwise provides, the option and all rights granted under this contract shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of such option or of such rights contrary to the provisions in this Agreement, or upon the levy of any attachment or similar process upon such option or such rights, such option and such rights shall immediately become null and void.

7. Condition of employment. In order to be entitled to exercise the option granted under this Agreement as to (i) the first 5,000 shares, the Employee must remain in the continuous employ of the Company from the date hereof through September 30, 2001; (ii) the second 5,000 shares, the Employee must remain in the continuous employ of the Company from the date hereof through September 30, 2002 (iii) the third 5,000 shares, the Employee must remain in the continuous employ of the Company from the date hereof through September 30, 2003; and (iv) the fourth 5,000 shares, the Employee must remain in the continuous employ of the Company from the date hereof through September 30, 2004. Nothing herein contained shall be deemed to modify the terms of that Employment Agreement which provides for a one (1) year period of employment, nor the right of the Company and the Employee to terminate the employment of the Employee as provided in that Employment Agreement.

8. Treasury shares. This Agreement shall relate solely to treasury shares of the Company and any shares issued by the Company pursuant to the exercise of the stock option granted hereunder shall consist of treasury shares bought in and now owned or acquired hereafter by the Company, which shares shall not have been retired and shall have ben issued originally as fully paid and nonassessable.

9. Shares as investment. By accepting this option, the Employee acknowledges for himself, his heirs, and legatees that any and all shares purchased under this Agreement shall be acquired for investment and not for or with a view towards distribution, and upon the transfer of any or all of the shares subject to the option granted hereunder, the Employee, or his heirs or legatees receiving such shares, shall deliver to the Company a representation in writing that such shares are being acquired in good faith for investment and not for or with a view towards distribution. In the event that the Employee desires to dispose (whether by sale, exchange, gift, or other transfer) of any shares acquired pursuant to the exercise of the option granted hereunder, he may only do so in compliance with the Securities Laws of the United States and rules and regulations promulgated thereunder.

10. Reclassification, consolidation or merger. In the event of any change in the common shares of the Company subject to the option granted hereunder, through merger, consolidation, reorganization, capitalization, stock split, stock dividend, or other change in the corporate structure, appropriate adjustment shall be made by the Company in the number of shares subject to such option and the price per share; provided, however, that in accordance with the provisions of Section 424 of the Internal Revenue Code a new option may be substituted for the option granted hereunder or such option may be assumed by an employer corporation, or a parent or subsidiary of such corporation, in connection with any transaction to which such Section is applicable. Upon the dissolution or liquidation of the Company other than in connection with a transaction to which such Section is applicable, the option granted under this Agreement shall terminate and become null and void, but the Employee shall have the right immediately prior to such dissolution or liquidation to exercise the option granted hereunder to the full extent not before exercised.

11. Right as shareholder. Neither the Employee nor his executor, administrator, heirs or legatees, shall be or have any rights or privileges of a shareholder of the Company in respect of the shares transferable upon exercise of the option granted under this Agreement, unless and until certificates representing such shares shall have been endorsed, transferred, and delivered and the transferee has caused his name to be entered as the shareholder of record on the books of the Company.

12. Notices. Any notice to be given under the terms of his Agreement shall be addressed to the Company in care of its Secretary at 3350 N.W. 2nd Avenue, Suite A-28, Boca Raton, Florida 33431, and any notice to be given to the Employee shall be addressed to him at the address first set forth below, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as herein required certified and deposited (postage and certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.


13. Binding effect. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.


                  IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf by its duly authorized officer, and the Employee has hereunto set his hand the day and year first above written, which is the time of the granting of the option hereunder.

                                                 MERIDIAN USA HOLDINGS, INC.


                                                 By: /s/ Mark Streisfeld
                                                 Name:Mark Streisfeld
                                                 Title:President

                                                 /s/ Christopher Valleau
                                                 Employee Signature
                                                 Christopher Valleau
                                                 Employee Name (Print)

                                                 8761 Wiles Road, 17-201
                                                 Street Address
                                                 Coral Springs, FL 33067
                                                 City, State and Zip Code